MONTHLY  STATEMENT
                      _____________________________________________

                            FIRST  DEPOSIT  MASTER  TRUST
                                  SERIES  1993-2
                     _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-2 Supplement (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is
required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1993-2 Certificates with respect to the Distribution Date occurring on December 16, 1996, and with respect to the performance of the Trust during the month of November is set forth below. Certain of the information is presented on the basis of an
original  principal  amount  of  $1,000  per  Investor  Certificate    (a
"Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1993-2 Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)      The total amount distributed to Series 1993-2 Certificateholders
     per  $1,000  original  certificate  principal  amount          $4.791667

     (2) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to interest per $1,000 original certificate
principal  amount                                                   $4.791667

     (3) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to principal per $1,000 original certificate
principal  amount                                                   $0.000000

B)          Information  Regarding  the  Performance  of  the  Trust

     (1)  Allocation  of  Receivables Collections to the Series 1993-2
Certificates

          (a)     The aggregate amount of Finance Charge Receivables
collected during  the  Monthly  Period  immediately  preceding the
Distribution Date                                               $68,542,553.69

          (b)    The aggregate amount of Principal Receivables collected
during  the  Monthly  Period  immediately  preceding the
Distribution Date                                               $248,110,642.35

          (c)    The  Floating Allocation Percentage with respect to the
Series  1993-2  Certificates  for the Monthly Period immediately
preceding the Distribution  Date                                      10.554134%

          (d)    The Principal Allocation Percentage with respect to the
Series  1993-2  Certificates  for the Monthly Period immediately
preceding the Distribution  Date                                      10.554134%

          (e)     The Finance Charge Receivables, plus any Investment
Proceeds and  Reserve  Account  withdrawals  included  as  Available
 Finance  Charge Collections, collected and allocated to the Series
1993-2 Certificates for the Monthly  Period  immediately preceding the
Distribution Date                                                $7,234,072.80

          (f) The Principal Receivables collected and allocated to the Series 1993-2 Certificates for the Monthly Period immediately preceding
the Distribution  Date                                          $26,185,929.06

     (2) Available Finance Charge Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

          (a)        The Finance Charge Receivables collected and allocated to
the  Series  1993-2  Certificates                                $7,234,072.80

          (b)        Collection Account and Special Funding Account investment
earnings  allocated  to  the  Series  1993-2  Certificates             $650.30

          (c)        Additional Finance Charges from other Series allocated to
the  Series  1993-2  Certificates                                        $0.00

          (d)        Principal Funding Account Investment Proceeds       $0.00

          (e)          Reserve  Account  withdrawals                     $0.00

          (f)          Available  Finance Charge Collections for Series 1993-2
                      (total  of  (a),  (b),  (c),  (d)  and
                      (e)  above)                               $7,234,723.10


  (3) Available Principal Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

          (a)     The Principal Receivables collected and allocated to the
Series  1993-2  Certificates                                    $26,185,929.06

          (b)      Shared Principal Collections from other Series allocated to
the  Series  1993-2  Certificates                                        $0.00

          (c)          Additional amounts to be treated as Available Principal
Collections  pursuant  to  the  Series  Supplement               $2,891,712.45

          (d)      Available Principal Collections for Series 1993-2 (total of
(a),  (b)  and  (c)  above)                                     $29,077,641.51

     (4)          Delinquent  Balances  in  the  Trust

          The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)          31-60  days           $  94,782,218
          (b)          61-90  days              54,008,317
          (c)          91  or  more  days       87,480,390
          (d)          Total  Delinquencies  $ 236,270,925

     (5)          Defaulted  Amount

          (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the Distribution
Date                                                            $30,898,544.50

          (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the Distribution
Date                                                             $3,499,683.35

          (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables
minus Recoveries]                                               $27,398,861.15

          (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1993-2 Certificates
(the  "Investor  Default  Amount")                               $2,891,712.45

(6)          Investor  Charge-Offs

          (a)     The amount withdrawn, if any, under the Series
Enhancement                                                              $0.00

          (b)     The excess of the Investor Default Amount over the sum of
(i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor Default Amount
(an "Investor Charge-Off")                                               $0.00

          (c) The amount of the Investor Charge-Off set forth in item 6(b) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Series 1993-2
Certificateholder's  investment)                                     $0.000000

          (d) The total amount reimbursed to the Trust for such Distribution Date in respect of Investor Charge-Offs for prior Distribution
Dates                                                                    $0.00

          (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series 1993-2 Certificateholder's
investment)                                                          $0.000000

          (f) The amount, if any, by which the outstanding principal balance of the Series 1993-2 Certificates exceeds the Series 1993-2 Invested Amount as of the Distribution Date, after giving effect to all deposits,
withdrawals  and  distributions  on  such  Distribution  Date            $0.00

  (7) Investor  Monthly  Servicing  Fee

      The amount of the Series 1993-2 Monthly Servicing Fee payable to the
      Servicer  on  the  Distribution  Date                        $729,166.67

  (8) Available  Series  Enhancement  Amount

     (a) The Available Cash Collateral Amount for the Series 1993-2 Certificateholders as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
Distribution  Date  and  the  related  Transfer  Date          $100,000,000.00

     (b)        The percentage of the Available Cash Collateral Amount to
the Invested Amount of the Series 1993-2 Certificates as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
Transfer  Date                                                          20.00%

     (c)     The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
related  Transfer  Date                                                  $0.00

 (9)  Principal  Funding  Account  Amount

      (a)     The amount on deposit in the Principal Funding Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
related  Transfer  Date                                                  $0.00

      (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in April, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

 (10)  Deficit  Controlled  Accumulation  Amount

      The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
such  Distribution  Date  and  the  related  Transfer  Date              $0.00

 (11) Reserve  Account

     (a)     The amount on deposit in the Reserve Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
Transfer  Date                                                           $0.00

     (b)      The Required Reserve Account Amount is currently calculated
to  be                                                                   $0.00

     (c) Deposits in the Reserve Account are currently scheduled to commence on the Distribution Date occurring in January, 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

C)  Invested  Amount

     (1)     The Invested Amount of the Series 1993-2 Certificates on the date
of  issuance  (the  "Initial  Invested  Amount")               $500,000,000.00

     (2) The Invested Amount of the Series 1993-2 Certificates on the Distribution Date, after giving effect to all deposits, withdrawals and
distributions  on  such  Distribution  Date                    $500,000,000.00

     (3      The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1993-2 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1993-2 Certificates on such date, to the Initial Invested Amount of the Series 1993-2 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the Certificateholder's Certificate by the Pool
Factor                                                                1.000000

D)   Receivables  Balances

     (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
Period                                                          $4,717,123,379

     (2)    The aggregate amount of Finance Charge Receivables in the Trust at  the close of business on the last day of the immediately preceding Monthly
Period                                                             $94,382,859

E)    Annualized  Percentages

     (1) The Gross Yield (Available Finance Charge Collections for the Series 1993-2 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1993-2 Certificates as of the last day of the
next  preceding  Monthly  Period,  multiplied  by  12)                  17.36%

     (2) The Net Loss Rate (the Investor Default Amount for the 1993-2 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1993-2 Certificates as of the last day of the next preceding
Monthly  Period,  multiplied  by  12)                                    6.94%

     (3)      The Portfolio Yield (the Gross Yield minus the Net Loss Rate for
the  Series  1993-2  Certificates for the preceding Monthly Period)     10.42%

     (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee for the preceding Monthly Period divided by the Invested Amount of the Series 1993-2 Certificates as of the last day of the next preceding Monthly Period,
multiplied  by  12)                                                      7.50%

     (5)       The Net Spread (the Portfolio Yield minus the Base Rate for the
Series  1993-2  Certificates  for  the  preceding  Monthly  Period)      2.92%

     (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next preceding Monthly Period) 6.57%

F)      Series  1993-2  Information  for the Last Three Distribution Dates

     1) Gross  Yield

          a)    12/16/96                    17.36%
          b)    11/15/96                    21.42%
          c)    10/15/96                    19.46%

     2) Net  Loss  Rate

          a)    12/16/96                     6.94%
          b)    11/15/96                     7.80%
          c)    10/15/96                     7.21%

     3) Net  Spread  (Portfolio  Yield  Minus  Base  Rate)

          a)    12/16/96                     2.92%
          b)    11/15/96                     6.12%
          c)    10/15/96                     4.75%

          Three  Month  Average              4.60%

     4) Monthly  Payment  Rate

          a)    12/16/96                     6.57%
          b)    11/15/96                     7.78%
          c)    10/15/96                     7.38%

                              FIRST  DEPOSIT  NATIONAL  BANK,
                              Servicer


                             By:      /s/ David  J.  Petrini
                                      ---------------------------------
                             Name:    David  J.  Petrini
                             Title:   Senior Vice President and
                                      Senior Financial  Officer